Exhibit 8.1

List of Subsidiaries

The table below is a complete list of the Company’s subsidiaries as of December 31, 2025:

Name	Jurisdiction
Compass Group S.A.	Argentina

Investis Asset Management S.A.S.G.F.C.I.	Argentina

VINCI CG GESTORA DE RECURSOS LTDA	Brazil

Vinci Partners Investimentos Ltda.	Brazil

Vinci Holding Securitária Ltda.	Brazil

Vinci Vida e Previdência S.A.	Brazil

Vinci Assessoria Financeira Ltda.	Brazil

Vinci Asset Allocation Ltda.	Brazil

Vinci Capital Gestora de Recursos Ltda.	Brazil

Vinci Equities Gestora de Recursos Ltda.	Brazil

Vinci GGN Gestão de Recursos Ltda.	Brazil

Vinci Real Estate Gestora de Recursos Ltda.	Brazil

Vinci Soluções de Investimentos Ltda.	Brazil

Vinci APM Ltda.	Brazil

Vinci Gestora de Recursos Ltda.	Brazil

ICML Gestão de Negócios e Participações Ltda.	Brazil

Vinci MAV Gestora de Recursos Ltda.	Brazil

Lacan Administração de Bens e Participações Ltda.	Brazil

Lacan Investimentos e Participações Ltda.	Brazil

Vinci Infraestrutura Gestora de Recursos Ltda.	Brazil

Vinci SPS Gestão de Recursos Ltda.	Brazil

Verde Empreendimentos e Participações S.A.	Brazil

Verde Asset Management S.A.	Brazil

Verde Serviços Internacionais S.A.	Brazil

Verde Asset Agro e Imobiliário Ltda.	Brazil

Compass BCP Asia II Solutions GP Ltd.	Cayman Islands

Compass Secondaries Solutions GP Ltd.	Cayman Islands

Compass BXLS V Solutions, GP Ltd	Cayman Islands

Compass SP Solutions General Partner Ltd.	Cayman Islands

Compass GSO COF IV Solutions GP Ltd.	Cayman Islands

Compass LCP X Solutions GP Ltd.	Cayman Islands

Compass Capital (Cayman) Ltd.	Cayman Islands

Vinci Capital Partners Fund III GP Limited	Cayman Islands

Vinci Capital Partners GP Limited	Cayman Islands

Compass Group LLC (Establecimiento Permanente en Chile)	Chile

Compass Group Chile SpA	Chile

Inversiones La Esmeralda SpA	Chile

Vinci Compass Inversiones SpA	Chile

Vinci Compass Chile SpA	Chile

Name	Jurisdiction

VC Asesorías e Inversiones SpA	Chile

VC Servicios Financieros SpA	Chile

Vinci Compass Asesores de Inversión SpA	Chile

Vinci Compass S.A. Administradora General de Fondos	Chile

VC Distribución Institucional SpA	Chile

Vinci Compass S.A. Comisionista de Bolsa	Colombia

VC Asesores de Inversión Colombia S.A.S	Colombia

Compass Group Holding S.A.P.I. de C.V.	Mexico

Compass Investment de México, S.A. de C.V. Sociedad Operadora de Fondos de Inversión	Mexico

Compass Investmenst Corporativo, S.A. de C.V.	Mexico

MB Property and Management de México S. de R.L. de C.V.	Mexico

Compass Servicios Operativos S. de R.L. de C.V.	Mexico

Compass Desarrollo Inmobiliario S.A. de C.V.	Mexico

AGILIZANDO TUS FINANZAS, S.A.P.I. de C.V., SOFOM, E.N.R.	Mexico

CDI Sociedad Administradora de Proyectos S.A. de C.V.	Mexico

Vinci Compass Capital SAC	Peru

Vinci Compass Peru S.A.	Peru

Vinci Compas SAF S.A.	Peru

Compass Group Luxembourg GP S.à r.l.	Luxembourg

Vinci GP (Lux), S.à r.l.	Luxembourg

Compass Group Asset Management Holding, S.L.U.	Spain

Compass Group Global Advisors S.A.	Uruguay

Compass Group Uruguay Investments Advisors S.A.	Uruguay

CG Global Services S.A.	Uruguay

Bunara S.A. – being dissolved	Uruguay

Cipresi S.A. – being dissolved	Uruguay

VC Holding LATAM S.A.S.	Uruguay

MNVC UK Ltd.	United Kingdom

MNC Holdings Limited – being dissolved	United Kingdom

Compass Group Holdings, Inc.	Delaware, U.S.

CG Compass (USA) LLC	Delaware, U.S.

Compass Group Investments Solutions LLC	Delaware, U.S.

Vinci Partners USA LLC	Delaware, U.S.

Compass Investments Brazil LLC	Delaware, U.S.

Compass Latin America Investments LLC	Delaware, U.S.

Vinci Capital Partners IV GP, LLC.	Delaware, U.S.

Vinci Lacan IV GP, LLC.	Delaware, U.S.

VICC Infra GP, LLC.	Delaware, U.S.

VISA GP, LLC.	Delaware, U.S.

GGN GP, LLC.	Delaware, U.S.

VIR V GP, LLC.	Delaware, U.S.

Vinci SPS IV GP, LLC.	Delaware, U.S.

Compass Group LLC	New York, U.S.